Exhibit 1.1

Black Hills Corporation

$400,000,000 3.050% Notes due 2029

$300,000,000 3.875% Notes due 2049

UNDERWRITING AGREEMENT

September 26, 2019

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

U.S. Bancorp Investments, Inc.

214 N. Tyron St.

Charlotte, NC 28202

As Representatives (the “Representatives”) of the Several Underwriters

Ladies and Gentlemen:

1. Introductory. Black Hills Corporation, a South Dakota corporation (the “Company”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the several Underwriters $400,000,000 aggregate principal amount of its 3.050% Notes due 2029 (the “2029 Notes”) and $300,000,000 aggregate principal amount of its 3.875% Notes due 2049 (the “2049 Notes” and, together with the 2029 Notes, the “Offered Securities”). The Offered Securities will be issued under an indenture dated as of May 21, 2003, between the Company and Wells Fargo Bank, National Association (as successor to LaSalle Bank National Association), as Trustee (the “Trustee”) (the “Base Indenture”), as supplemented by a first supplemental indenture dated as of May 21, 2003, between the Company and the Trustee, a second supplemental indenture dated as of May 14, 2009, between the Company and the Trustee, a third supplemental indenture dated as of July 16, 2010, between the Company and the Trustee, a fourth supplemental indenture dated as of November 19, 2013 between the Company and the Trustee, a fifth supplemental indenture dated as of January 13, 2016, between the Company and the Trustee, a sixth supplemental indenture dated as of August 19, 2016, between the Company and the Trustee, a seventh supplemental indenture dated as of August 17, 2018, between the Company and the Trustee and an eighth supplemental indenture to be dated as of the Closing Date (as defined below) between the Company and the Trustee with respect to the Offered Securities (the “Supplemental Indenture” and, the Base Indenture as supplemented by such first, second, third, fourth, fifth, sixth and seventh supplemental indentures and the Supplemental Indenture, the “Indenture”).

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-219705), including a related prospectus or prospectuses relating to the Offered Securities, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any other amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus relating to the Offered Securities then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus relating to the Offered Securities then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means approximately 3:00 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Trust Indenture Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c) Automatic Shelf Registration Statement. (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405, that initially became effective within three years of the date of this Agreement. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form reasonably satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form reasonably satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(iii) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (A) promptly notify the Representatives, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form reasonably satisfactory to the Representatives, (C) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (D) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer”, as defined in Rule 405, including (A) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (B) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(e) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated September 26, 2019, including the base prospectus of the Company, dated August 4, 2017 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of South Dakota, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(h) Subsidiaries. Each subsidiary of the Company has been duly incorporated or organized, as the case may be, and is existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership, general partnership or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock or partnership or limited liability company interests, as the case may be, of each subsidiary of the Company has been duly authorized and validly issued and, with respect to the capital stock of each subsidiary that is a corporation, is fully paid and nonassessable; and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the capital stock or partnership or limited liability company interests, as the case may be, of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(i) The Indenture. The Base Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act. The Supplemental Indenture has been duly authorized by the Company and, when executed and delivered by the Company and assuming due authorization, execution and delivery by the Trustee, the Indenture will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(j) The Offered Securities. The Offered Securities are in the form contemplated by the Indenture and have been duly authorized by the Company and, when issued and delivered pursuant to the Indenture to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly executed, authenticated, issued and delivered by the Company and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, and be entitled to the benefits provided by the Indenture, subject in each case to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(k) No Finder’s Fee. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(l) Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed, if necessary, not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.

(m) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement or the Indenture in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained or made and such as may be required under state securities laws.

(n) Title to Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are material to the Company and its subsidiaries taken as a whole, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries hold any leased real or personal property that is material to the Company and its subsidiaries taken as a whole under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(o) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the Indenture, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or other organizational documents of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, result in a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(p) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or organizational documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(q) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(r) Possession of Licenses. The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(s) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could have a Material Adverse Effect.

(t) Possession of Intellectual Property. The Company and its subsidiaries own, possess, or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(u) Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(v) Accurate Disclosure. The statements in the Registration Statement, General Disclosure Package and the Final Prospectus under the headings “Description of the Notes”, “Description of Senior Debt Securities”, “Material U.S. Federal Income Tax Considerations” and “Underwriting (Conflicts of Interest)”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the information required to be shown.

(w) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(x) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance in all material respects with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply in all material respects with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Since the date of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, (i) any significant deficiency in the design or operation of Internal Controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, any material weakness in Internal Controls, any material change in Internal Controls or any fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”) or (ii) any material violation of, or failure to comply with, the Securities Laws.

(y) Absence of Accounting Issues. A member of the Audit Committee has confirmed to the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company that, except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(z) Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Indenture, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.

(aa) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in the Registration Statement present fairly the information required to be stated therein. The interactive data in extensible Business Reporting Language included or incorporated by reference in the Registration Statement , the General Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(bb) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (other than regular quarterly cash dividends in respect of the Company’s common stock and declared and paid by the Company in the ordinary course of business) and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(cc) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(dd) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(d)(ii) hereof, except as has been publicly disclosed by the applicable nationally recognized statistical rating organization.

(ee) Foreign Corrupt Practices Act. Within the last five years, to the Company’s knowledge, none of the Company, any of its subsidiaries, any director, officer, agent, employee, controlled affiliate or other controlled person acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would reasonably be expected to result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries conduct their businesses in material compliance with the FCPA.

(ff) Money Laundering Laws. The operations of the Company and its subsidiaries comply in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions in which the Company and its subsidiaries operate, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity applicable to the Company and its subsidiaries (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries.

(gg) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other controlled representative of the Company or any of its subsidiaries is an individual or entity currently the subject or target of any international economic sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”). The Company will not use the proceeds of the sale of the Offered Securities in violation of Sanctions.

(hh) Cybersecurity. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, or as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) to the Company’s knowledge there has been no security breach or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”); (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; and (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the respective principal amount of Offered Securities set forth opposite such Underwriter’s name in Schedule A hereto at a purchase price of 99.006% of the principal amount of the 2029 Notes and 98.930% of the principal amount of the 2049 Notes, in each case plus accrued interest, if any, from October 3, 2019, to the Closing Date (as hereinafter defined).

Payment of the purchase price for, and delivery of, the Offered Securities shall be made at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on October 3, 2019, or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

Payment shall be made by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of the Offered Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for their account, to accept delivery of, receipt for, and make payment of the purchase price for, the Offered Securities that it has agreed to purchase. The Representatives may (but shall not be obligated to) make payment of the purchase price for the Offered Securities to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

Delivery of the Offered Securities, which will be represented by one or more definitive global notes in book-entry form, shall be made through the facilities of the Depository Trust Company unless the Representatives shall otherwise instruct. The Offered Securities to be so delivered will be in fully registered form in such authorized denominations as established pursuant to the Indenture.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5), such consent not to be unreasonably withheld or delayed) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to a general consent to service of process in any such jurisdiction.

(g) Reporting Requirements. During the period of five years hereafter, if any Offered Securities remain outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Representatives or the Underwriters.

(h) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and the preparation and printing of memoranda relating thereto, any fees charged by investment rating agencies for the rating of the Offered Securities, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes (but excluding any separately-incurred travel expenses of employees and representatives of the Representatives and the Underwriters), fees and expenses incident to listing any of the Offered Securities on the New York Stock Exchange, American Stock Exchange, NASDAQ Stock Market and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(i) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Final Prospectus and, except as disclosed in the Registration Statement, General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k) Restriction on Sale of Securities. The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of BofA Securities, Inc. and U.S. Bancorp Investments, Inc. for a period beginning on the date hereof and ending on the Closing Date (the “Lock-Up Period”).

6. Free Writing Prospectuses. (a) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus”, as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) Term Sheet. The Company will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for the offering of the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i) (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information”, as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letters. The Representatives shall have received letters, dated, respectively, the date hereof and the Closing Date, of Deloitte & Touche LLP, confirming that it is a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule C hereto (except that, in any letter dated the Closing Date, the specified date referred to in Schedule C hereto shall be a date no more than three days prior to the Closing Date).

(b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed, or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel for Company. The Representatives shall have received an opinion, dated the Closing Date, of Faegre Baker Daniels LLP, counsel for the Company, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit A hereto.

(e) Opinion of General Counsel to the Company. The Representatives shall have received an opinion, dated the Closing Date, of Brian G. Iverson, Esq., General Counsel to the Company, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit B hereto.

(f) Opinion of Counsel for Underwriters. The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Davis Polk & Wardwell LLP may rely as to the incorporation of the Company and all other matters governed by South Dakota law upon the opinion of Brian G. Iverson, Esq., General Counsel to the Company, referred to above.

(g) Officers’ Certificate. The Representatives shall have received a certificate, dated the Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the General Disclosure Package or as described in such certificate.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

8. Indemnification and Contribution. (a) Indemnification by the Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification by the Underwriters. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and discount figures appearing in the third paragraph under the caption “Underwriting (Conflicts of Interest)” and the information contained in the sixth through eleventh paragraphs under the caption “Underwriting (Conflicts of Interest)”) (pertaining to the underwriters’ intention to make market in the Notes, stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids and the allocation of Internet distributions).

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(d), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives at 50 Rockefeller Plaza, NY1-050-12-02, New York, New York 10020, Facsimile: (646) 855-5958, Attention: High Grade Transaction Management/Legal (for legal notices only) and BofA Securities, Inc., One Bryant Park, New York, New York 10036 (for all communications other than legal notices), or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 7001 Mount Rushmore Road, Rapid City, South Dakota 57702, Attention: Brian G. Iverson, Esq., General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Representatives have been retained solely to act as an underwriter in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms’-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

17. Recognition of the U.S. Special Resolution Regimes

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 17:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

BLACK HILLS CORPORATION

By:	/s/ Richard W. Kinzley
Name: Richard W. Kinzley
Title: Senior Vice President and Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

BofA Securities, Inc.

By:	/s/ Shawn Cepeda
Name: Shawn Cepeda
Title: Managing Director

U.S. Bancorp Investments, Inc.

By:	/s/ Phillip Bennett
Name: Phillip Bennett
Title: Managing Director

Acting on behalf of themselves and as the Representatives of the several Underwriters.

SCHEDULE A

Underwriter	Principal Amount of 2029 Notes	Principal Amount of 2049 Notes
BofA Securities, Inc.	$76,000,000	$57,000,000
U.S. Bancorp Investments, Inc.	$76,000,000	$57,000,000
BMO Capital Markets Corp.	$46,000,000	$34,500,000
MUFG Securities Americas Inc.	$46,000,000	$34,500,000
Credit Suisse Securities (USA) LLC	$26,000,000	$19,500,000
J.P. Morgan Securities LLC	$26,000,000	$19,500,000
Morgan Stanley & Co. LLC	$26,000,000	$19,500,000
RBC Capital Markets, LLC	$26,000,000	$19,500,000
Scotia Capital (USA) Inc.	$26,000,000	$19,500,000
Wells Fargo Securities, LLC	$26,000,000	$19,500,000
Total	$400,000,000	$300,000,000

SCHEDULE B

1. General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1. Final term sheet, dated September 26, 2019, a copy of which is attached hereto.

2. Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None.

Filed Pursuant to Rule 433
Registration No. 333-219705

Pricing Term Sheet
September 26, 2019

Black Hills Corporation

This communication should be read in conjunction with the preliminary prospectus supplement dated September 26, 2019 and the accompanying base prospectus. The information in this communication supersedes the information in the preliminary prospectus supplement and the accompanying base prospectus to the extent inconsistent with the information in the preliminary prospectus supplement and the accompanying base prospectus. In all other respects, this communication is qualified in its entirety by reference to the preliminary prospectus supplement and the accompanying base prospectus.

$400,000,000 3.050% Notes due 2029

Issuer:	Black Hills Corporation
Title of securities:	3.050% Notes due 2029
Aggregate principal amount offered:	$400,000,000 principal amount
Principal amount per note:	$2,000 x $1,000
Initial price to public:	99.656% of principal amount
Gross proceeds:	$398,624,000
Underwriters’ discount:	0.650%
Annual interest rate:	3.050% per annum
Yield to maturity:	3.090%
Benchmark:	1.625% due August 15, 2029
Benchmark yield:	1.690%
Spread to treasury:	+140 bps
Expected ratings (outlook):
Interest payment dates:	April 15 and October 15 of each year, commencing April 15, 2020
Stated maturity:	October 15, 2029
Redemption:
Make-whole call:	Callable at the greater of par and the make-whole (Treasury Rate plus 25 bps) at any time before July 15, 2029, as described under the heading “Description of the Notes—Redemption” in the preliminary prospectus supplement.

Par call:	Callable at par at any time on or after July 15, 2029, as described under the heading “Description of the Notes—Redemption” in the preliminary prospectus supplement.
Ranking:	Senior Unsecured
Joint Book-Running Managers:	BofA Securities, Inc. U.S. Bancorp Investments, Inc.
BMO Capital Markets Corp. MUFG Securities Americas Inc.
Senior Co-Managers:	Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC RBC Capital Markets, LLC Scotia Capital (USA) Inc. Wells Fargo Securities, LLC
Trade date:	September 26, 2019
Settlement date (T+5):	October 3, 2019
CUSIP / ISIN:	092113AR0 / US092113AR00

$300,000,000 3.875% Notes due 2049

Issuer:	Black Hills Corporation
Title of securities:	3.875% Notes due 2049
Aggregate principal amount offered:	$300,000,000 principal amount
Principal amount per note:	$2,000 x $1,000
Initial price to public:	99.805% of principal amount
Gross proceeds:	$299,415,000
Underwriters’ discount:	0.875%
Annual interest rate:	3.875% per annum
Yield to maturity:	3.886%
Benchmark:	2.875% due May 15, 2049
Benchmark yield:	2.136%
Spread to treasury:	+175 bps

Expected ratings (outlook):
Interest payment dates:	April 15 and October 15 of each year, commencing April 15, 2020
Stated maturity:	October 15, 2049
Redemption:
Make-whole call:	Callable at the greater of par and the make-whole (Treasury Rate plus 30 bps) at any time before April 15, 2049, as described under the heading “Description of the Notes—Redemption” in the preliminary prospectus supplement.
Par call:	Callable at par at any time on or after April 15, 2049, as described under the heading “Description of the Notes—Redemption” in the preliminary prospectus supplement.
Ranking:	Senior Unsecured
Joint Book-Running Managers:	BofA Securities, Inc. U.S. Bancorp Investments, Inc.
BMO Capital Markets Corp. MUFG Securities Americas Inc.
Senior Co-Managers:	Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC RBC Capital Markets, LLC Scotia Capital (USA) Inc. Wells Fargo Securities, LLC
Trade date:	September 26, 2019
Settlement date (T+5):	October 3, 2019
CUSIP / ISIN:	092113AS8 / US092113AS82

* These securities ratings have been provided by S&P, Moody’s and Fitch, respectively. None of these ratings is a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.

** It is expected that delivery of the notes will be made against payment thereof on or about October 3, 2019, which will be the fifth business day following the date of the pricing of the notes (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before the settlement date will be required, by virtue of the fact that the notes will initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.

The issuer has filed a registration statement (including a prospectus and related preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. toll-free at 1-800-294-1322 or U.S. Bancorp Investments, Inc. toll-free at 1-877-558-2607.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE C

Board of Directors of Black Hills Corporation

c/o Black Hills Corporation

7001 Mount Rushmore Road

Rapid City, South Dakota 57702

and

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

U.S. Bancorp Investments, Inc.

214 N. Tyron St.

Charlotte, NC 28202

As Representatives of the Several Underwriters

Dear Sirs and Madams:

We have audited the consolidated balance sheets of Black Hills Corporation and subsidiaries (the "Company") as of December 31, 2018 and 2017, and the consolidated statements of income, comprehensive income, equity, and cash flows for each of the three years in the period ended December 31, 2018, the related financial statement schedule, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2018. The Company's financial statements and financial statement schedule and our report thereon and our report on the effectiveness of the Company’s internal control over financial reporting are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and incorporated by reference in the Company’s registration statement (No. 333-219705) on Form S-3 filed by the Company under the Securities Act of 1933 (the “Act”). The registration statement and related prospectus dated August 4, 2017, including the prospectus supplement dated August 4, 2017 as supplemented by the preliminary prospectus supplement, subject to completion, dated September 25, 2019, are herein referred to as the Registration Statement.

In connection with the Registration Statement —

1.	We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (SEC) and the Public Company Accounting Oversight Board (United States) (PCAOB).

2.	In our opinion, the consolidated financial statements and financial statement schedule audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 (the “Exchange Act”), and the related rules and regulations adopted by the SEC.

3.	We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2018; although we have conducted an audit for the year ended December 31, 2018, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2018, and for the year then ended, but not on the consolidated financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on:

a)	The unaudited condensed consolidated balance sheet as of March 31, 2019, and the unaudited condensed consolidated statements of income, comprehensive income, equity, and cash flows for the three-month periods ended March 31, 2019 and 2018, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, incorporated by reference in the Registration Statement.

b)	The unaudited condensed consolidated balance sheet as of June 30, 2019, the unaudited condensed consolidated statements of income, comprehensive income, and equity for the three-month and six-month periods ended June 30, 2019 and 2018, and the unaudited condensed consolidated statements of cash flows for the six-month periods ended June 30, 2019 and 2018, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, incorporated by reference in the Registration Statement.

c)	The financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 2018.

4.	For purposes of this letter, we have read the 2019 minutes of the meetings of the stockholders, the board of directors, and committees of the board of directors of the Company and its subsidiaries as set forth in the minute books at September 23, 2019, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, except for the minutes of the July 29, 30, and 31, 2019, Board of Directors meetings, July 30, 2019 Audit Committee meeting, July 30, 2019 Governance Committee meeting, August 5, 2019 Audit Committee meeting, August 26, 2019 Compensation Committee meeting, and September 13, 2019 Board of Directors meeting, for which we were provided the meeting agendas; we have carried out other procedures to September 23, 2019, as follows (our work did not extend to the period from September 24, 2019 to September 25, 2019, inclusive):

a)	With respect to the three-month periods ended March 31, 2019 and 2018, and the three-month and six-month periods ended June 30, 2019 and 2018, we have —

(i)	Performed the procedures specified by the PCAOB for a review of interim financial information as described in PCAOB AS 4105 on the unaudited condensed consolidated financial statements for these periods, described in 3 a) and b), included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, and June 30, 2019, each incorporated by reference in the Registration Statement.

(ii)	Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed consolidated financial statements referred to in a(i) comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

b)	With respect to the period from July 1, 2019, to August 31, 2019, we have –

(i)	Read the unaudited consolidated financial statements of the Company and subsidiaries for July and August of both 2019 and 2018 furnished to us by the Company, officials of the Company having advised us that no such financial statements as of any date or for any period subsequent to August 31, 2019, were available. The financial information for July and August of both 2019 and 2018 is incomplete in that it omits the consolidated statements of equity, other comprehensive income, and cash flows, and other disclosures required by accounting principles generally accepted in the United States of America.

(ii)	Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in b (i) are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement.

The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations about the sufficiency of the foregoing procedures for your purposes.

5.	Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that —

a)

(i.) Any material modifications should be made to the unaudited condensed consolidated financial statements described in 3 a) and b), and incorporated by reference in the Registration Statement, for them to be in conformity with accounting principles generally accepted in the United States of America.

(ii.) The unaudited condensed consolidated financial statements described in 3 do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related rules and regulations adopted by the SEC.

b)

(i.) At August 31, 2019, there was any change in the common stock, increase in consolidated long-term debt, in consolidated net current liabilities or decrease in consolidated stockholders' equity of the Company as compared with amounts shown in the June 30, 2019, unaudited condensed consolidated balance sheet included in the registration statement, except as described below (in thousands of dollars):

	June 30, 2019	August 31, 2019	Increase (Decrease)
Common Stock	61,091	61,222	131
Net Current Liabilities	118,700	465,900	347,200

(ii.) For the period from July 1, 2019, to August 31, 2019, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues or in the total or per-share amounts of net income, except in all instances for changes, increases, or decreases that the registration statement discloses have occurred or may occur, except as described below (in thousands of dollars):

	July 1, 2018 – August 31, 2018	July 1, 2019 – August 31, 2019	Increase (Decrease)
Operating Revenues	223,400	219,200	(4,200)

6.	As mentioned in 4(b), Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to August 31, 2019, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after August 31, 2019, have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at September 23, 2019, there was any change in the common stock, increase in long-term debt, in consolidated net current liabilities or decrease in consolidated stockholders' equity of the Company as compared with amounts shown in the June 30, 2019 unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement or (b) for the period from July 1, 2019, to September 23, 2019, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues or in the total or per-share amounts of net income. On the basis of these inquiries and our reading of the minutes as described in 4, nothing has come to our attention that has caused us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the Registration Statement discloses have occurred or may occur and except as set forth in the table below associated with common stock. Officials of the Company have advised us that complete information is not available as to consolidated net current assets (liabilities) or total stockholders’ equity as of September 23, 2019, and that no information is available as to the consolidated operating revenues or the total or per-share amounts of net income of the Company for the period June 30, 2019 to September 23, 2019.

	June 30, 2019	September 23, 2019	Increase (Decrease)
Common Stock	61,091,385	61,461,797	370,412

7.	For purposes of this letter, we have also read the items identified by you on the attached pages of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2019 and June 30, 2019, and the Registration Statement and the Company’s 2018 Proxy Statement, and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:

A.	Compared the amount with the corresponding amount in the Company’s audited consolidated financial statements or notes thereto included in the Company’s Annual Report on Form 10-K for the period indicated, and found the amounts to be in agreement.

B.	Recalculated based on amounts appearing in the audited consolidated financial statements or notes thereto included in the Company’s Annual Report on Form 10-K for the period indicated.

C.	Compared the amount with the corresponding amount in the Company’s unaudited consolidated financial statements or notes thereto included in the Company’s Quarterly Report on Form 10-Q for the period indicated and found the amounts to be in agreement.

D.	Recalculated based on amounts appearing in the unaudited consolidated financial statements or notes thereto included in the Company’s Quarterly Report on Form 10-Q for the period indicated.

E.	Compared the amounts or percentages with or proved the arithmetic accuracy of the amounts or percentages (subject to rounding, as applicable) based on financial schedules or reports prepared by the Company and found them to be in agreement. Amounts appearing in such schedules or reports were compared with accounting records of the Company and found to be in agreement.

F.	Recalculated the amounts or percentages and proved the arithmetic accuracy of the amounts or percentages (subject to rounding, as applicable).

G.	Recalculated the amounts or percentages and proved the arithmetic accuracy of the amounts or percentages (subject to rounding, as applicable). It should be understood that (1) we make no representations regarding the Company's determination and presentation of the non-GAAP measures of financial performance, Gross Margin and Earnings Per Share from Continuing Operations, as adjusted, (2) the non-GAAP measures presented may not be comparable to similarly titled measures reported by other companies, and (3) we make no comment as to whether the non-GAAP measures comply with the requirements of Item 10 of Regulation S-K.

H.	We recalculated the amount shown based on the amounts appearing in the Registration Statement for the period indicated, as historically reported, and found them to be in agreement. The ratio of earnings incorporated by reference in the Registration Statement filed August 4, 2017 do not include the reclassifications of certain discontinued operations that occurred subsequently and were reported in the Company’s Form 10-K for the year ended December 31, 2017. We also compared the presentation of the ratio of earnings to fixed charges with the requirements of Item 503(d) of Regulation S-K. We also inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the ratio of earnings to fixed charges computations conform in all material respects with the disclosure requirements of Item 503(d) of Regulation S-K. Nothing came to our attention that caused us to believe that the ratio of earnings to fixed charges computations do not conform in all material respects with the disclosure requirements of Item 503(d) of Regulation S-K.

8.	Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and, accordingly, we express no opinion thereon.

9.	It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in paragraph 7; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10.	This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

Yours truly,

SCHEDULE D

(“Significant Subsidiaries”)

Subsidiary Name	State of Organization
Black Hills Colorado Electric, LLC	Delaware
Black Hills Power, Inc.	South Dakota
Black Hills Utility Holdings, Inc.	South Dakota
Cheyenne Light, Fuel and Power Company	Wyoming
Black Hills Gas Holdings, LLC	Delaware
Black Hills Gas, LLC	Delaware
Black Hills Gas Distribution, LLC	Delaware

EXHIBIT A

Ladies and Gentlemen:

We have acted as counsel to Black Hills Corporation, a South Dakota corporation (the “Company”), in connection with the Underwriting Agreement, dated [•], 2019 (the “Underwriting Agreement”), by and among the Company and [•], [•] and [•] as representatives of the several underwriters listed in [Schedule A] thereto (the “Underwriters”), relating to the issuance by the Company of (i) $[•] principal amount of its [•]% Notes due 20[29] (the “20[29] Notes”) and (ii) $[•] principal amount of its [•]% Notes due 20[49] (the “20[49] Notes” and, collectively with the 20[29] Notes, the “Offered Securities”). Capitalized terms used and not defined herein have the respective meanings ascribed to such terms in the Underwriting Agreement. We are delivering this opinion letter pursuant to Section [7(e)] of the Underwriting Agreement.

The Offered Securities are to be issued under an indenture dated as of May 21, 2003, between the Company and Wells Fargo Bank, National Association (as successor to LaSalle Bank National Association), as Trustee (the “Trustee”) (the “Base Indenture”), as supplemented by a first supplemental indenture dated as of May 21, 2003, a second supplemental indenture dated as of May 14, 2009, a third supplemental indenture dated as of July 16, 2010, a fourth supplemental indenture dated as of November 19, 2013, a fifth supplemental indenture dated as of January 13, 2016, a sixth supplemental indenture dated as of August 19, 2016, a seventh supplemental indenture dated as of August 17, 2018 and an eighth supplemental indenture dated as of the Closing Date (the “Supplemental Indenture” and, the Base Indenture as supplemented by such Supplemental Indenture, the “Indenture”). The Indenture, the Underwriting Agreement and the Offered Securities are sometimes referred to herein collectively as the “Transaction Documents.”

We have made such examination of law and facts as we have deemed necessary as a basis for our opinions set forth below. In connection with such examination, we have reviewed the following documents:

(d) The Company’s automatic shelf Registration Statement on Form S-3 (333-219705) filed with the Securities and Exchange Commission (the “Commission”) on August 4, 2017 (the “Registration Statement”);

(e) The prospectus dated August 4, 2017 included within the Registration Statement (the “Base Prospectus”), the preliminary prospectus supplement dated September [•], 2019 relating to the Offered Securities (together with the Base Prospectus, the “Preliminary Prospectus”), the General Disclosure Package, and the final prospectus supplement dated September [•], 2019 relating to the Offered Securities (together with the Base Prospectus, the “Final Prospectus”), in each case, including the documents incorporated by reference therein;

(f) The Underwriting Agreement; and

(g) The Indenture, including the forms of Offered Securities attached to the Supplemental Indenture.

Based upon and subject to the foregoing and the qualifications set forth in Annex I attached hereto, we advise you that in our opinion:

1.             The Indenture has been duly qualified under the Trust Indenture Act.

2.             The Offered Securities delivered on the Closing Date conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Prospectus.

3.             When executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for in accordance with the terms of the Underwriting Agreement, the Offered Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture, subject in each case to applicable bankruptcy, insolvency, voidable transaction, fraudulent conveyance, fraudulent transfer, reorganization, moratorium, assignment for the benefit of creditors and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law).

4.             The Indenture constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, voidable transaction, fraudulent conveyance, fraudulent transfer, reorganization, moratorium, assignment for the benefit of creditors and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and equitable principles of general applicability (regardless of whether considered in a proceeding in law or at equity).

5.             The execution and delivery by the Company of the Supplemental Indenture, the Offered Securities and the Underwriting Agreement, and the performance by the Company of its obligations under the Transaction Documents, will not violate or result in a breach of any provision of federal law or the laws of the State of New York applicable to the Company (except no opinion is rendered with respect to federal or state securities or Blue Sky laws or regulations adopted by the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Offered Securities by the Underwriters).

6.             No consent, approval, authorization or order of, or qualification with, any federal or state governmental body or agency is required under U.S. federal law or the laws of the State of New York to be made or obtained by the Company in connection with the performance by the Company of its obligations under the Transaction Documents or the consummation by the Company of the transactions effected pursuant to the Underwriting Agreement, except such as have been obtained or may be required by federal or state securities or Blue Sky laws or regulations adopted by FINRA.

7.             The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Final Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “ICA”).

8.             The statements in each of the General Disclosure Package and the Final Prospectus under the captions “Description of the Notes” and “Description of Senior Debt Securities,” insofar as such statements purport to summarize matters of law, descriptions of statutes, rules or regulations, legal documents or legal proceedings, in each case fairly summarize in all material respects such matters, statutes, rules, regulations, documents or proceedings when taken as a whole.

9.             The statements in each of the General Disclosure Package and the Final Prospectus under the caption “Material U.S. Federal Income Tax Consequences,” insofar as such statements purport to summarize the United States federal tax laws referred to therein, fairly summarize in all material respects the United States federal tax laws referred to therein.

10.           The Registration Statement became effective under the Securities Act of 1933, as amended (the “Act”), upon filing with the Commission.

11.           Each of the Registration Statement and the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) expressly incorporated by reference into the Registration Statement, the General Disclosure Package or the Final Prospectus (except for the Trustee’s Statement of Eligibility and Qualification on Form T-1 and the financial statements and financial schedules, oil and gas reserve reports and other financial or accounting data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion), when such document was filed with the Commission, appeared on its face to comply as to form in all material respects with the requirements of the Act and the Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder. In passing upon compliance as to the form of such documents, we have assumed that the statements made or incorporated by reference therein are complete and correct.

In connection with the preparation of the General Disclosure Package and the Final Prospectus, we have participated in conferences with officers and other representatives of the Company and the independent public accountants for the Company at which the contents of the same and related matters were discussed. On the basis of such participation and review, but without independent verification by us of, and, other than with respect to opinion paragraphs 2, 8 and 9, without assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the General Disclosure Package and the Final Prospectus, no facts have come to our attention that cause us to believe that (a) the General Disclosure Package (except for the Trustee’s Statement of Eligibility and Qualification on Form T-1 and the financial statements and financial schedules, oil and gas reserve reports and other financial or accounting data included or incorporated by reference therein or omitted therefrom, as to which we make no statement) as of the Applicable Time or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (b) the Final Prospectus (except for the financial statements and financial schedules, oil and gas reserve reports and other financial or accounting data included or incorporated by reference therein or omitted therefrom, as to which we make no statement) when issued, or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter and the opinions expressed herein are being furnished solely for your information in connection with the Underwriting Agreement and may not be used, circulated, quoted or relied upon by any other person or for any other purpose without our prior written consent, except that we hereby authorize the Trustee to rely upon opinion paragraphs 1, 3 and 4 of this opinion letter as if they had been addressed to it.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:
Brandon C. Mason, Partner

(a)           We have relied upon representations made by the Company in the Transaction Documents, the assumptions set forth below as to the matters referred therein, and upon certificates of, and information provided by, officers and employees of the Company reasonably believed by us to be appropriate sources of information, as to the accuracy of such factual matters, in each case without independent verification thereof or other investigation. With respect to our opinion in paragraph 7 of our opinion letter that the Company is not required to be registered as an “investment company” under the ICA, we have relied exclusively, as to all factual matters, on a certificate of an officer of the Company.

(b)           Our opinion letter is limited to U.S. federal laws and, solely with respect to paragraphs 3 through 6 and 8 of our opinion letter, the laws of the State of New York, in each case that are applicable to the Company other than those that are part of a regulatory scheme specifically applicable to business organizations engaged in the type of regulated business activities conducted by the Company (the “Covered Laws”), and we express no opinion as to the effect on the matters covered by our opinions of any other law. Furthermore, in rendering opinions as to any jurisdictions, we have only considered the applicability of statutes, rules, regulations and judicial decisions that a lawyer practicing in such jurisdiction (the “Opining Jurisdictions”) exercising customary professional diligence would reasonably recognize as being directly applicable to the Company or the transactions contemplated by the Underwriting Agreement.

(c)           We express no opinion as to whether, or to the extent of which, the laws of any particular jurisdiction apply to the subject matter hereof, including without limitation the enforceability of the governing law provision contained in the Transaction Documents, except to the extent such provision would be enforceable based on Section 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

(d)           We have relied, without investigation, upon the following assumptions: (i) natural persons who are involved on behalf of the Company have sufficient legal capacity to enter into and perform, on behalf of the Company, the transaction in question and to carry out their role in the transaction; (ii) each Transaction Document has been duly authorized, executed and delivered by each party thereto; (iii) each party having rights under any of the Transaction Documents (other than the Company) has satisfied those legal requirements that are applicable to it to the extent necessary to make the Transaction Documents enforceable against it and has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Transaction Documents against it and the other parties; (iv) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; (v) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence; (vi) all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the Covered Laws, are publicly available to lawyers practicing in the Opining Jurisdictions; (vii) all relevant statutes, rules, regulations or agency actions are constitutional and valid unless a reported decision in the Opining Jurisdictions has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity; (viii) documents reviewed by us (other than the Indenture and the Offered Securities) would be enforced as written and would be interpreted in a manner consistent with their interpretation under the laws of the State of New York; (ix) the Company will not in the future take any discretionary action (including a decision not to act) permitted under the Transaction Documents that would result in a violation of law or constitute a breach or default under any other agreement, order or regulation; (x) the Company will obtain all permits and governmental approvals required in the future, and take all future actions similarly required, relevant to the performance of the Transaction Documents; (xi) all parties to the transaction will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Documents; (xii) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of any of the Transaction Documents; and (xiii) the conduct of the parties to the Transaction Documents has complied with any requirement of good faith, fair dealing and conscionability.

(e)            We have further assumed, without investigation, that (i) the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) the Company has the power and authority under its governing documents and the laws of its jurisdiction of incorporation to execute and deliver the Transaction Documents, to perform its obligations thereunder and to consummate the transactions contemplated thereby; (iii) the Transaction Documents have been duly authorized, executed and delivered by the Company; and (iv) the Company has obtained all governmental and third party authorizations, consents, approvals and orders and has made all filings and registrations required to enable it to execute, deliver and perform its obligations under, and consummate the transactions contemplated by, the Transaction Documents (which authorizations, consents, approvals and orders have become final and remain in full force and effect), and such execution, delivery, performance and consummation does not and will not violate or conflict with the Company’s governing documents or any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon the Company or its properties (it being understood that the assumption set forth in this clause (iv) does not extend to Covered Laws as addressed in paragraphs 5 and 6 of the Opinion Letter).

(f)            We express no opinion as to the enforceability or effect in any Transaction Document of (i) any usury or fraudulent transfer, voidable transaction or fraudulent conveyance “savings” provision; (ii) any agreement to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction), any waivers of the right to jury trial, any waivers of service of process requirements that would otherwise be applicable, any agreement that a judgment rendered by a court in one jurisdiction may be enforced in another jurisdiction, or any provision otherwise affecting the jurisdiction or venue of courts; (iii) any provision waiving or otherwise modifying legal, statutory or equitable defenses or other procedural, judicial or administrative rights; or (iv) any provision that authorizes one party to act as attorney-in-fact for another party.

(g)           The opinions herein expressed are limited to the specific issues addressed and to facts and laws existing on the date hereof. In rendering these opinions, we do not undertake to advise you with respect to any other matter or of any change in such facts and laws or in the interpretation thereof which may occur after the date hereof.

(h)           Without limiting any other qualifications set forth herein, the opinions expressed in opinion paragraphs 3 and 4 are subject to the effect of generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) limit the enforcement of provisions of a contract that purport to require the waiver of the obligation of good faith, fair dealing, diligence and reasonableness; (v) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; (vi) govern and afford judicial discretion regarding determination of damages and entitlement to attorneys’ fees and other costs; (vii) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the contract; (viii) may limit the enforceability of provisions imposing premiums or liquidated damages to the extent such provisions constitute, or are deemed to constitute, a penalty or forfeiture and provisions imposing increased interest rates upon default, or providing for the compounding of interest or the payment of interest on interest; (ix) may limit the amount payable under the Offered Securities upon an acceleration to the extent that a portion of the amount so payable is considered by a court to be unearned interest; (x) may require mitigation of damages; (xi) provide a time limitation after which rights may not be enforced (i.e., statutes of limitation); (xii) may require that a claim with respect to any debt securities that are payable other than in U.S. dollars (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (xiii) may limit, delay or prohibit the making of payments outside the United States.

(i)            The opinions expressed herein do not address any of the following legal issues: (i) other than as set forth in opinion paragraphs 1, 7, 10 and 11 and the confirmation in the penultimate paragraph, federal securities laws and regulations, (ii) state securities and Blue Sky laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments and the rules and regulations of securities exchanges; (iii) margin regulations of the Board of Governors of the Federal Reserve System; (iv) other than as set forth in opinion paragraph 9, federal and state tax laws and regulations; (v) the statutes and ordinances, administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level) and judicial decisions to the extent that they deal with the foregoing; (vi) voidable transaction, fraudulent transfer and fraudulent conveyance laws; (vii) laws, regulations, directives and executive orders restricting transactions with or freezing or otherwise controlling assets of designated foreign persons or governing investments by foreign persons in the United States or otherwise relating to terrorism, money laundering or national security; (viii) foreign, supranational or international laws; and (ix) compliance with fiduciary duty and conflict-of-interest requirements.

(j)            With respect to the statements in the penultimate paragraph of the accompanying opinion letter, the purpose of our professional engagement was not to establish or to confirm factual matters set forth in the General Disclosure Package or the Final Prospectus, and we have not undertaken to verify independently any of such factual matters. Moreover, many of the determinations required to be made in the preparation of the General Disclosure Package or the Final Prospectus involve matters of a non-legal nature.

EXHIBIT B

Ladies and Gentlemen:

I am Senior Vice President and General Counsel of Black Hills Corporation, a South Dakota corporation (the “Company”). I have acted in such capacity in connection with the Underwriting Agreement, dated [•], 2019 (the “Underwriting Agreement”), by and among the Company and [•], [•] and [•] as representatives of the several underwriters listed therein (the “Underwriters”), relating to the issuance by the Company of (i) $[•] principal amount of its [•]% Notes due 20[29] (the “20[29] Notes”) and (ii) $[•] principal amount of its [•]% Notes due 20[49] (the “20[49] Notes” and, collectively with the 20[29] Notes, the “Offered Securities”). Capitalized terms used and not defined herein have the respective meanings ascribed to such terms in the Underwriting Agreement. I am delivering this opinion letter pursuant to Section [7(f)] of the Underwriting Agreement.

The Offered Securities are to be issued under an indenture dated as of May 21, 2003, between the Company and Wells Fargo Bank, National Association (as successor to LaSalle Bank National Association), as Trustee (the “Trustee”) (the “Base Indenture”), as supplemented by a first supplemental indenture dated as of May 21, 2003, a second supplemental indenture dated as of May 14, 2009, a third supplemental indenture dated as of July 16, 2010, a fourth supplemental indenture dated as of November 19, 2013, a fifth supplemental indenture dated as of January 13, 2016, a sixth supplemental indenture dated as of August 19, 2016, a seventh supplemental indenture dated as of August 17, 2018 and an eighth supplemental indenture dated as of the date hereof with respect to the Offered Securities (the “Supplemental Indenture”). The Base Indenture, the Supplemental Indenture and the Underwriting Agreement are sometimes referred to herein collectively as the “Transaction Documents.”

In providing this opinion letter, I, or other lawyers in the Company’s legal department, have made such examination of law and facts as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In connection with such examination, we have reviewed the following documents:

(a)            The Company’s automatic shelf Registration Statement on Form S-3 (333-219705) filed with the Securities and Exchange Commission (the “Commission”) on August 4, 2017 (the “Registration Statement”);

(b)            The prospectus dated August 4, 2017 included within the Registration Statement (the “Base Prospectus”), the preliminary prospectus supplement dated September [•], 2019 relating to the Offered Securities (together with the Base Prospectus, the “Preliminary Prospectus”), the General Disclosure Package, and the prospectus supplement dated September [•], 2019 relating to the Offered Securities (together with the Base Prospectus, the “Final Prospectus”), in each case, including the documents incorporated by reference therein;

(c)            The Underwriting Agreement;

(d)            The Base Indenture; and

(e)            The Supplemental Indenture, including the forms of Offered Securities attached thereto.

18. In reaching the conclusions expressed in this opinion, I or persons responsible to me have examined the Registration Statement, the General Disclosure Package, the Final Prospectus, the Transaction Documents, the Company’s restated articles of incorporation, as amended, the Company’s amended and restated bylaws dated April 24, 2017, certain resolutions of the Board of Directors of the Company and committees thereof relating to, among other things, the execution and delivery of the Transaction Documents in the name of the Company and the issuance and delivery of the Offered Securities, and such corporate documents and records of the Company and its subsidiaries, such certificates of public officials and officers of the Company, and such other documents and matters as I have deemed necessary or appropriate for purposes of this opinion. In rendering this opinion, I have assumed the following to be true and have conducted no investigation to confirm such assumptions or to determine to the contrary: (a) the authenticity of all documents, instruments and certificates submitted to me or persons responsible to me as originals; (b) the conformity with the original documents of all documents, instruments and certificates submitted to me or persons responsible to me as certified, conformed or photostatic copies; and (c) the authenticity of the originals from which all such copies were made. In rendering this opinion, I have relied as to matters of fact, to the extent I deemed such reliance appropriate, without investigation, upon certificates of public officials and upon affidavits, certificates, and written statements of officers and employees of, and accountants for, the Company.

On the basis of and subject to the foregoing, I am of the opinion that as of the date hereof:

1.             Good Standing of the Company. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of South Dakota, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

2.             Significant Subsidiaries. Each subsidiary of the Company listed on Schedule D to the Underwriting Agreement (each, a “Significant Subsidiary”) has been duly incorporated or organized, as the case may be, and is existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each Significant Subsidiary is duly qualified to do business as a foreign corporation, limited partnership, general partnership or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock or partnership or limited liability company interests, as the case may be, of each Significant Subsidiary have been duly authorized and validly issued and, with respect to the capital stock of each Significant Subsidiary which is a corporation, are fully paid and nonassessable; and the capital stock or partnership or limited liability company interests, as the case may be, of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

3.             Transaction Documents; Offered Securities. Each Transaction Document has been duly authorized, executed and delivered by the Company, and the Offered Securities delivered on the Closing Date have been duly authorized, executed and delivered by the Company.

4.             Authority. The Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by the Underwriting Agreement.

5.             Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings known to me between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

6.             Possession of Licenses. To my knowledge, except as disclosed in the General Disclosure Package, the Company and each of its subsidiaries possess adequate Licenses issued by appropriate governmental agencies or bodies necessary to conduct the business as now operated by them as described in the General Disclosure Package and, except as described in the General Disclosure Package, I am not aware of the receipt of any notice of proceedings relating to the revocation or modification of any such License that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

7.             Environmental Laws. To my knowledge, except as disclosed in the General Disclosure Package, the Company and each subsidiary of the Company (A) are in compliance with any and all applicable environmental laws (as defined in the Underwriting Agreement), (B) have received all permits, licenses and other approvals required of it under applicable environmental laws to conduct its business and (C) are in compliance with all terms and conditions of each such permit, license and approval, except where such noncompliance with environmental laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

8.             Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required under South Dakota law, the Public Utility Holding Company Act of 2005, as amended (“PUHCA”), the U.S. Energy Policy Act of 2005, as amended (the “Federal Power Act”), or the U.S. Federal Power Act, as amended (the “Energy Policy Act”), for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and such as may be required under state securities laws.

9.             Absence of Defaults and Conflicts Resulting from Transaction. The execution and delivery by the Company of the Supplemental Indenture and the Underwriting Agreement and the performance by the Company of the Transaction Documents and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of (A) the Restated Articles of Incorporation of the Company or the Amended and Restated Bylaws of the Company or (B) any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the PUHCA, the Energy Policy Act or the Federal Power Act or any rule, regulation or, to my knowledge, order of any governmental agency or body relating to the PUHCA, the Energy Policy Act or the Federal Power Act or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties in a proceeding relating to the PUHCA, the Energy Policy Act or the Federal Power Act or (ii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except in the case of this clause (B)(ii) for such breaches, violations, defaults or impositions as would not, individually or in the aggregate, have a Material Adverse Effect (it being understood that my opinion in this clause (B)(ii) does not extend to compliance with any financial ratio or any limitation in any contractual restriction expressed as a dollar (or other currency) amount).

10.           Accurate Disclosure. The descriptions under the headings or subheadings “Risk Factors”, “Business and Properties”, “Black Hills Corporation” and “About Black Hills Corporation” in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus of statutes, legal and governmental proceedings, and contracts and other documents are accurate in all material respects and fairly present the information required to be shown (it being understood that I express no opinion as to the content of the financial statements or the other financial data or assessments of or reports on the effectiveness of internal control over financial reporting contained in the Registration Statement, the General Disclosure Package, the Final Prospectus or the Form T-1).

11.           No Material Litigation. Except as disclosed in the General Disclosure Package and the Final Prospectus, to my knowledge, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or any of its properties, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect on the Company and its subsidiaries taken as a whole, or which would materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body) are, to my knowledge, threatened or contemplated.

In connection with the preparation of the General Disclosure Package and the Final Prospectus, I, or other lawyers in the Company’s legal department, have participated in conferences with officers and other representatives of the Company and the independent public accountants for the Company at which the contents of the same and related matters were discussed. On the basis of such participation and review, but without independent verification by us of, and, other than with respect to opinion paragraph 10, without assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the General Disclosure Package and the Final Prospectus, no facts have come to my attention that cause me to believe that (a) the General Disclosure Package (except for the financial statements and financial schedules, oil and gas reserve reports and other financial or accounting data included or incorporated by reference therein or omitted therefrom, as to which I make no statement) as of the date of the Underwriting Agreement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (b) the Final Prospectus (except for the financial statements and financial schedules, oil and gas reserve reports and other financial or accounting data included or incorporated by reference therein or omitted therefrom, as to which I make no statement) when issued contained, or as of the date hereof contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The opinions and views expressed above are subject to the following limitations, qualifications, exceptions and assumptions:

(a) I have not relied upon, nor do I undertake for the purposes of this opinion the responsibility to review, the records of any court or administrative or governmental body to determine the existence of any judicial or administrative proceeding, order, decree, writ or judgment. As to all matters where I refer to “my knowledge” of the existence of any facts, situations or instruments, such knowledge is based upon my actual knowledge, from whatever source obtained, and the information obtained by me through specific inquiry of officers of the Company, including those officers who have responsibility for such information, and examinations of agreements, contracts and records supplied to me by the Company, and I have not otherwise made, nor do I undertake for the purpose of this opinion to make, any other inquiry or investigation to ascertain the existence of any other facts, situations or instruments. In the course of such inquiries and examinations, I have not become aware of any facts which would have made me unable to render any of the opinions expressed above.

(b) I am a member of the bar of the State of South Dakota. My opinions expressed above are limited to the laws of the State of South Dakota the federal laws of the United States of America (but only with regard to the PUHCA, the Energy Policy Act, the Federal Power Act and environmental laws), and I do not express any opinion herein concerning the laws of any other jurisdiction. With respect to the opinions expressed in paragraph 2, I have assumed that the applicable law in each Significant Subsidiary’s jurisdiction of incorporation or organization, as the case may be, is the same as the applicable law in the State of South Dakota in all relevant respects.

(c) I have relied upon information, both oral and written, and copies of documents and records furnished to me by other employees of the Company and others, and, for purposes of this opinion, I have assumed that all such information and copies are true, correct, genuine and accurate and remain unchanged to the date hereof, and that all signatures are genuine, and none of said matters have been independently verified by me. I have also assumed conformity to the originals of all documents submitted to me as copies. I have also assumed that all parties to the Transaction Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Documents and the Offered Securities.

(d) This opinion letter is limited to the matters expressly stated herein, and no opinion is inferred or may be implied beyond the matters expressly stated. This opinion letter expresses matters of professional judgment and does not constitute a guaranty of any result. This opinion letter is predicated solely upon statutory and case law and facts in existence as of the date hereof. I do not undertake to inform you of any changes in law or fact subsequent to the date hereof or facts of which I become aware after the date hereof.

I hereby authorize the Trustee to rely upon opinion paragraphs 1, 2, 3 and 4 of this opinion letter as if they had been addressed to it.

This letter and the opinions expressed herein are being furnished solely for your information in connection with the Underwriting Agreement and may not be used, circulated, quoted or relied upon for any other purpose without my prior written consent, except as expressly set forth above with respect to the Trustee.

Very truly yours,

Brian G. Iverson